Exhibit 99.1

BTRS Holdings Inc. Announces Completion of Exchange Offer and Consent Solicitation

LAWRENCEVILLE, NJ, — (BUSINESS WIRE) Dec. 21, 2021 — BTRS Holdings Inc. (“Billtrust” or the “Company”) (NASDAQ: BTRS), a B2B accounts receivable (AR) automation and integrated payments leader, today announced the closing of its previously announced exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to its outstanding warrants, each whole warrant exercisable for one share of Class 1 Common Stock, $0.0001 par value per share (“Common Stock”), of the Company, at an exercise price of $11.50 per share (the “Warrants”). The Company issued 3,715,441 shares of Common Stock in exchange for the Warrants tendered in the Offer.

Also, as previously announced, the Company and Continental Stock Transfer & Trust Company entered into the Warrant Amendment, dated December 17, 2021. Pursuant to the Warrant Amendment, the Company exercised its right to exchange all remaining outstanding Warrants for shares of Common Stock in accordance with the terms of the Warrant Amendment, and has fixed December 31, 2021 as the exchange date. Following such exchange, no Warrants will remain outstanding.

The Company engaged BofA Securities, Inc. as the Dealer Manager for the Offer and Consent Solicitation. D.F. King & Co., Inc. served as the Information Agent for the Offer and Consent Solicitation, and Continental Stock Transfer & Trust Company served as the Exchange Agent.

About Billtrust

Billtrust (NASDAQ: BTRS) is a leading provider of cloud-based software and integrated payment processing solutions that simplify and automate B2B commerce. Accounts receivable is broken and relies on conventional processes that are outdated, inefficient, manual and largely paper based. Billtrust is at the forefront of the digital transformation of accounts receivable, providing mission-critical solutions that span credit decisioning and monitoring, online ordering, invoice delivery, payments and remittance capture, cash application and collections.

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements.” Forward-looking statements may be identified by the use of words such as “will,” “expect,” or other similar expressions that predict or indicate future events that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Billtrust’s acceptance of all validly tendered Warrants for exchange of shares of Common Stock in the Offer and settlement thereof and the subsequent exercise of Billtrust’s right to exchange the remaining Warrants pursuant to the Warrant Amendment. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Billtrust’s management and are not predictions of actual performance.  These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability.  Actual events and circumstances are difficult or impossible to predict and may differ from assumptions.  Many actual events and circumstances are beyond the control of Billtrust.  These forward-looking statements are subject to a number of risks and uncertainties, including Billtrust’s ability to successfully exchange the remaining Warrants pursuant to the Warrant Amendment; Billtrust’s ability to attract and retain customers and expand customers’ use of Billtrust’s services; market, financial, political and legal conditions; the impact of the COVID-19 pandemic on Billtrust’s business and the global economy; risks relating to the uncertainty of the projected financial and operating information with respect to Billtrust; risks related to future market adoption of Billtrust’s offerings; risks related to Billtrust’s marketing and growth strategies; risks related to expanding Billtrust's operations outside the United States; risks related to Billtrust's ability to acquire or invest in businesses, products, or technologies that may complement or expand its products or platforms, enhance its technical capabilities, or otherwise offer growth opportunities; the effects of competition on Billtrust’s future business; and the risks discussed in Billtrust’s Prospectus/Exchange Offer filed with the SEC on December 16, 2021, under the heading “Risk Factors” and other documents of Billtrust filed, or to be filed, with the SEC.  If any of these risks materialize or any of Billtrust’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.  There may be additional risks that Billtrust presently does not know of or that Billtrust currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.  In addition, forward-looking statements reflect Billtrust’s expectations, plans or forecasts of future events and views as of the date of this press release.  Billtrust anticipates that subsequent events and developments will cause Billtrust’s assessments to change.  However, while Billtrust may elect to update these forward-looking statements at some point in the future, Billtrust specifically disclaims any obligation to do so, except as may be required by law.  These forward-looking statements should not be relied upon as representing Billtrust’s assessments as of any date subsequent to the date of this press release.  Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Contact:
John T. Williams
IR@billtrust.com